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Exhibit 5.3

CONSENT OF EXPERT

        The undersigned hereby consents to the references to, and the information derived from, the report titled "Updated Technical Report (Updated Feasibility Study) Western Bushveld Joint Venture (Elandsfontein and Frischgewaagd)", dated November 20, 2009 with an effective date of October 8, 2009, and to the references, as applicable, to the undersigned's name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Platinum Group Metals Ltd., dated December 9, 2013, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

/s/ GORDON I. CUNNINGHAM Gordon I. Cunningham Turnberry Projects (Pty) Ltd. Date: December 9, 2013

No.8, Sixth Avenue, Melville, Johannesburg, South Africa.        Email: turnberry@iafrica.com
PO Box 2199, Rivonia, 2128, South Africa      Tel: +27 (0)11 726 1590      Fax: +27 (0)86 607 5125      Cell: +27 (0)83 263 9438

Director: G.I.Cunningham

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  Exhibit 5.3
CONSENT OF EXPERT